UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2016 (September 23, 2016)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 23, 2016, Aircastle Limited entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Shareholder Agreement (the “A&R Agreement”) with Marubeni Corporation (the “Investor”) and Marubeni Aviation Holding Coöperatief U.A., a wholly owned subsidiary of the Investor. The Amendment amends the definition of “Change in Control” in Section 1.1(h) of Article I of the A&R Agreement to increase the percentage ownership threshold triggering a Change of Control from 30% to 35%. The foregoing summary is qualified in its entirety by reference to the Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit 4.1	Amendment No. 1, dated as of September 23, 2016, to the Amended and Restated Shareholder Agreement by and among Aircastle Limited, Marubeni Corporation, and Marubeni Aviation Holding Coöperatief U.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher Beers
Christopher Beers
General Counsel

Date: September 26, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1, dated as of September 23, 2016, to the Amended and Restated Shareholder Agreement by and among Aircastle Limited, Marubeni Corporation, and Marubeni Aviation Holding Coöperatief U.A.

4